Exhibit 99.2
NEWS RELEASE
FOR IMMEDIATE RELEASE
CREDO PETROLEUM UPDATES INFORMATION REGARDING
ITS NATURAL GAS PRICE HEDGES
DENVER, COLORADO, March 13, 2007 — CREDO Petroleum Corporation (NASDAQ: CRED) today updated information regarding its hedges for future sales of natural gas production.
James T. Huffman, President, said, “For the first five months of fiscal 2007, the company has realized hedging gains totaling $876,000. We have a long-standing policy of actively managing natural gas prices through hedging, and we have demonstrated the ability to use hedging to effectively manage price risks. This is critical to our business because natural gas prices have an enormous impact on CREDO’s financial performance.”
The following table shows realized hedging gains and losses on closed contract months for the first fiscal quarter ended January 31, 2007.

Month	Mcf Per Month	NYMEX Price	Gain (Loss)
November 2006	180,000	$6.50	$(118,000)
December 2006	150,000	$8.58	$71,000
January 2007	150,000	$9.17	$443,000
The following table shows realized hedging gains to date during the second fiscal quarter ending April 30, 2007 for the two contract months that have expired.

Month	Mcf Per Month	NYMEX Price	Gain (Loss)
February 2007	150,000	$9.35	$265,000
March 2007	180,000	$8.94	$215,000
“Going forward, we have established hedges at very robust prices compared to historical monthly NYMEX prices,” Huffman said. “Excluding the aftermath of Hurricane Katrina, our monthly hedge prices exceed the historical NYMEX closing price at expiration in all but one month. These hedges secure excellent prices for the remainder of fiscal 2007 and the first two quarters of fiscal 2008.”

The following table shows CREDO’s hedged production volumes and the average hedge price for open contracts as of March 12, 2007.

Month	Mcf Per Month	NYMEX Price
April 2007	160,000	$8.12
May 2007	150,000	$7.76
June 2007	150,000	$7.80
July 2007	150,000	$7.85
August 2007	130,000	$7.89
September 2007	130,000	$7.96
October 2007	130,000	$8.07
November 2007	130,000	$8.71
December 2007	130,000	$9.19
January 2008	130,000	$9.47
February 2008	130,000	$9.46
March 2008	140,000	$9.28
Volumes hedged range from 60% to 75% of the company’s current production base without taking into consideration estimates of new production from future operations. Depending on changes in the natural gas futures market and management’s assessment of the underlying fundamentals affecting natural gas prices, the company may either increase or reduce the hedge positions in the future without notice.
These hedges include contracts indexed to the NYMEX (83%) and to Panhandle Eastern Pipeline Company for Texas, Oklahoma mainline (17%). All of the hedges are represented by short positions. For comparative purposes, hedges indexed to Panhandle Eastern Pipeline Company are expressed on a NYMEX basis. For hedges indexed to Panhandle Eastern Pipeline Company, the individual month price differentials (basis) between the NYMEX and Panhandle Eastern Pipeline Company range from minus $1.16 to minus $0.90.
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Contact:	James T. Huffman
President
or
David E. Dennis
Chief Financial Officer
303-297-2200
Website:	www.credopetroleum.com
CREDO Petroleum Corporation is a publicly traded independent energy company headquartered in Denver, Colorado. The company is engaged in the exploration for and the acquisition, development and marketing of natural gas and crude oil in the Mid-Continent and Rocky Mountain regions. The company’s stock is traded on the NASDAQ System under the symbol “CRED” and is quoted daily in the “NASDAQ Capital Market” section of The Wall Street Journal.

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included in this press release, other than statements of historical facts, address matters that the company reasonably expects, believes or anticipates will or may occur in the future. Such statements are subject to various assumptions, risks and uncertainties, many of which are beyond the control of the company. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those described in the forward-looking statements. Investors are encouraged to read the “Forward-Looking Statements” and “Risk Factors” sections included in the company’s 2006 Annual Report on Form 10-K for more information. Although the company may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.